Exhibit 10.1

AMENDMENT NO. 5 TO THE

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

WHEREAS, Rotech Healthcare Inc. (the “Company”) has established and maintains the Rotech Healthcare Inc. Common Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to Section 7(b) of the Plan, the Company’s Board of Directors (the “Board”) may at any time amend the Plan, subject to certain limitations;

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to increase the number of shares of common stock issuable under the Plan by three million (3,000,000) shares from four million twenty-five thousand (4,025,000) to seven million twenty-five thousand (7,025,000);

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to increase the number of shares of common stock that may be made subject to awards under the Plan to any individual participant in the aggregate in any one calendar year by four hundred thousand (400,000) shares from six hundred thousand (600,000) to one million (1,000,000) shares; and

WHEREAS, on April 17, 2007, the Board approved such amendments to the Plan, subject to stockholder ratification and approval of such amendments to the Plan at the 2007 annual meeting of stockholders;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 3(a) of the Plan is hereby amended and restated to read in its entirety as follows:

“(a) Shares Subject to the Plan. Subject to adjustment as set forth in Section 3(b), the maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be seven million twenty-five thousand (7,025,000) which may be authorized but unissued Shares or Shares held in the Company’s treasury, or a combination thereof. Any Shares subject to an Option that cease to be subject thereto may again be the subject of Options hereunder. Subject to adjustment in accordance with Section 3(b), no Participant shall be granted in any calendar year Options to purchase more than one million (1,000,000) Shares solely for such time as the Company is subject to Section 162(m) of the Code.”

SECOND: This Amendment shall become effective upon the approval thereof by a majority of the votes cast by the Company’s stockholders voting at a meeting of the stockholders at which a quorum is present in person and/or by proxy. Upon such approval, this Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this Amendment No. 5 to be executed by a duly authorized officer this 29th day of June, 2007.

ROTECH HEALTHCARE INC.

By:	/s/ Philip L. Carter
Name:	Philip L. Carter
Title:	President and CEO